CHANGI
airport group

25 October 2021

M/s Primech A & P Pte Ltd
23 Ubi Crescent
Singapore 408579
Attn: Mr Sng Yew Jin

Dear Mr Sng

In-Principle Approval for the Extension of the Routine and Periodic Cleaning of Airside Apron at Terminals 1/2/3, Singapore Changi Airport

We are pleased to inform you of the in-principle approval for the extension of the Routine and Periodic Cleaning of Airside Apron at Terminals 1/2/3, Singapore Changi Airport for a period of 16 months, i.e. 1 Nov 2021 to 28 Feb 2023. It is in accordance to the quotation submitted by Ms Angie Ng dated 18 Oct 2021, subject to the terms and conditions contained in the Supplementary Agreement of the Original Cleaning Contract "2A".

The details of the routine and periodic cleaning works are:

S/No.	Description of Goods and/or Services	Amount (for 16 Months)
1	Routine Cleaning of Airside Apron at Terminals 1/2/3 for the Period of 1 Nov 2021 to 28 Feb 2023 (16 months)	$1,267,176 (or $79,198.50 per month)
2	Periodic Cleaning of Airside Apron at Terminals 1/2/3 for the Period of 1 Nov 2021 to 28 Feb 2023 (16 months)	Estimated at $66,894
	Total Amount for 16 Months:	$1,334,070

Thank you.

Yours faithfully

Leow Peng Boon
Assistance General Manager, Facilities Management
Airport Operations (Airport Operations Management)
Changi Airport Group (Singapore) Pte Ltd

DATED THIS 16TH DAY OF NOVEMBER 2021

CHANGI AIRPORT GROUP (SINGAPORE) PTE. LTD.

and

PRIMECH A & P PTE. LTD.

SUPPLEMENTAL AGREEMENT NO.3

THIS SUPPLEMENTAL AGREEMENT NO.3 is made on 16 November 2021

Between

(1) **CHANGI AIRPORT GROUP (SINGAPORE) PTE. LTD.**, a company incorporated in Singapore under the Companies Act, UEN No. 200910817N and having its registered office at 60 Airport Boulevard, #046-037, Changi Airport Terminal 2, Singapore 819643 ("**CAG**") of the one part;

and

(2) **PRIMECH A & P PTE. LTD.**, a company incorporated in Singapore under the Companies Act with UEN No. 198801704H (amalgamated from Primech Services & Engrg Pte Ltd and A&P Maintenance Services Pte Ltd) and having its registered office at 23 Ubi Crescent Singapore 408579 ("**Primech**") of the other part;

(each a "**Party**", and collectively the "**Parties**").

WHEREAS:

(1) The Parties had entered into an Agreement for the "Routine and Periodic Cleaning of Basement, Mezzanine Level and First Storey of Passenger Terminal 2 including the Two Multi-Storey Carpark Buildings, Changi Airport MRT Station, all External Aluminium Cladding and Glass Façade for Terminal 2, Carpark Buildings, MRT Station and Linkbridge to Jewel" dated 6 June 2018 and further amended by the letter entitled "Routine and Periodic Cleaning of Apron Areas at Terminal 1 and Terminal 3" dated 30 April 2020, a Supplementary Agreement dated 2 June 2020 and a Supplemental Agreement No. 2 dated 18 August 2020 (collectively, the "**Principal Agreement**").

(2) The Parties have agreed to amend the Principal Agreement by entering into this further supplemental agreement (the "**Supplemental Agreement No.3**").

In consideration of the mutual covenants contained herein (the receipt and sufficiency of which is acknowledged), the Parties agree as follows:

1. Interpretation

1.1 All terms and references used in this Supplemental Agreement No.3 and which are defined or construed in the Principal Agreement but are not defined or construed in this Supplemental Agreement No.3, shall have the same meaning and construction in the Principal Agreement except where the context otherwise requires.

1.2 The headings in this Supplemental Agreement No.3 are for ease of reference only and shall be ignored in the construction of this Supplemental Agreement No.3.

2. Amendments

2.1 The Principal Agreement shall be amended in the manner set out and as stipulated in Schedule 1 hereof with effect from 1 November 2021 (the "**Effective Date**").

3. Incorporation

3.1 Except to the extent expressly amended by the provisions of this Supplemental Agreement No.3, the terms and conditions of the Principal Agreement shall remain unchanged and in full force and effect. In this regard, Primech shall submit to CAG within 14 days of the date of this Supplemental Agreement No.3, a Security Deposit of $66,703.50 in accordance with the terms of the Conditions of Contract of the Principal Agreement.

3.2 This Supplemental Agreement No.3 and the Principal Agreement shall be read and construed as one document and this Supplemental Agreement No.3 shall be considered an integral part of the Principal Agreement and, without prejudice to the generality of the foregoing, where the context so allows, references in the Principal Agreement to "**the Contract**" and/or "**the Agreement**" howsoever expressed, shall be read and construed as references to the Principal Agreement as amended, modified and supplemented by this Supplemental Agreement No.3.

4. Accrued Rights

For the avoidance of doubt, nothing in this Supplemental Agreement No.3 shall affect any accrued rights or interests of the Parties under the Principal Agreement existing immediately prior to the date of this Supplemental Agreement No.3.

5. Contracts (Rights of Third Parties) Act

A person who is not a party to this Supplemental Agreement No.3 has no right under the Contracts (Rights of Third Parties) Act (Cap. 53B) to enforce or enjoy the benefit of any term of this Supplemental Agreement No.3.

6. Counterparts

This Supplemental Agreement No.3 may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of this Supplemental Agreement No.3.

7. Governing Law

This Supplemental Agreement No.3 shall be governed by and construed in accordance with the laws of Singapore.

8. Unenforceability and Severance

The illegality, invalidity or unenforceability of any provision in this Supplemental Agreement No.3 under the law of any jurisdiction will not affect the legality, validity or

enforceability under the law of any other jurisdiction nor the legality, validity or enforceability of any other provision in this Supplemental Agreement No.3.

9. Costs

Each Party shall bear its own costs (including all legal costs) incurred in connection with the preparation, negotiation and entry into this Supplemental Agreement No.3.

10. Further Assurance

The Parties shall execute all such instruments and documents and do all such acts and things as may be necessary so that the provisions of this Supplemental Agreement No.3 may be given full effect.

11. Waiver and Remedies

No failure on the part of any Party to exercise, and no delay on their part in exercising any right or remedy under this Supplemental Agreement No.3 will operate as a waiver thereof, nor will any single or partial exercise of any right or remedy preclude any other or further exercise thereof or the exercise of any other right or remedy. The rights provided in this Supplemental Agreement No.3 are cumulative and not exclusive of any rights or remedies provided by law.

12. Counterparts and Electronic Signing

This Supplemental Agreement No.3 may be executed and delivered in separate counterparts, each of which when so executed and delivered shall be an original, and all such counterparts shall together constitute one and the same Supplemental Agreement No.3. The Parties agree that this Supplemental Agreement No.3 may be electronically signed by the authorised representatives of the Parties, including without limitation by affixing (i) a scanned copy or photograph of a wet ink signature; or (ii) a jpeg or other electronic format signature, and the Parties shall accordingly deem such an electronic signature to be an original and authentic signature. If a hardcopy version of this Supplemental Agreement No.3 is subsequently sent to Primech for execution, Primech agrees to sign it and return it to CAG as soon as practicable. Any signed hardcopy version of this Supplemental Agreement No.3 will supersede an electronically signed version with effect from the date of the electronic version.

SCHEDULE 1

AMENDMENTS TO THE PRINCIPAL AGREEMENT

A. The term of the Contract with regards only to the scope of works for the routine cleaning works stated in clause 2 of the Technical Specifications / Performance Specifications And Standards of the Principle Agreement (pages F-3 to F-5) and the scope of works for the periodic cleaning works stated in clause 3 of the Technical Specifications / Performance Specifications And Standards of the Principle Agreement (pages F-7 to F-8) for the entire airside areas in Terminals 1, 2 and 3 of Changi Airport, shall be extended from 1 November 2021 to 28 February 2023 (both dates inclusive) unless earlier terminated in accordance with the terms of the Contract.

B. From the Effective Date, the provisions in the Principal Agreement relating to Manpower shall be amended as set out below:

1. Insertion of a new Clause 5.9A in the Work Specifications of the Principal Agreement (page E-9) as follows:

   "5.9A For the avoidance of doubt, the computation of the manpower shortages as set out in clause 5.9 above shall apply to a) the Airside Areas in Terminals 1, 2 and 3 of Changi Airport; and b) the Terminal 2 Main Terminal of Changi Airport, respectively and not cumulatively."

C. In view of the foregoing, the aggregate Contract Price for the period of 1 November 2021 to 28 February 2023 with respect to the routine and periodic cleaning services for the Airside Apron in Terminals 1, 2 and 3 shall be $1,334,070 (i.e. Routine Sum is $1,267,176 and Period Works Sum is $66,894). From the Effective Date, the provisions in the Principal Agreement relating to pricing shall be replaced by the terms set out in the enclosed Annex A and Annex B:

   Annex A (i.e. the Pricing Tables)

   Annex B (i.e. the Revised SOR for Periodic Works) (Same as SA No.2, Annex B)

IN WITNESS WHEREOF this Supplemental Agreement has been entered into on the date stated at the beginning.

SIGNED by Jayson Goh
for and on behalf of
Changi Airport Group (Singapore) Pte. Ltd.

Jayson Goh
Managing Director
Airport Operations Management
Changi Airport Group (Singapore) Pte Ltd

CHANGI AIRPORT GROUP (SINGAPORE) PTE LTD

in the presence of:

Witness' signature
Name: Francis Jerome

SIGNED by Sng Yew Jin
for and on behalf of
Primech A & P Pte. Ltd.

PRIMECH A & P PTE LTD
UEN 198801704H

in the presence of:

Witness' signature
Name: Selvam A/L Tamil Maran